Independent Contractor Agreement 10/03/03

Independent Contractor Agreement

Agreement made this 21 day of February, 2002 by and between California News Tech (hereinafter referred to as "Company") and Stelian Marin (hereinafter referred to as "Contractor") with its principal place of business at 10 Cetatea Histria Str., building A2, apartment 66, sect. 6, Bucharest, Romania

WEHREAS, the Contractor provides services to the general public in an independent capacity;
WEHREAS, the Company is in the business of Internet advertising and
WEHREAS, the Contractor desires to utilize Contractor services at its own offices and as required, the Company's location, it is therefore

AGREED AS FOLLOWS:

1.   Scope of Services:
Contractor agrees, pursuant to the terms herein, to provide specialized services as an independent contractor to the Company. The Scope of Services and the Recipient are further defined on the attached Purchase Order which is made a part hereof.

2.   Termination:
Contractor services under this Agreement will begin and terminate pursuant to the period covered by the Purchase Order and any renewals or extensions thereof. This Agreement shall be for a period of 6 months months, commencing on February 21, 2002 and terminating August 21, 2002 however, this Agreement may be terminated by either party on 10 days written notice, unless Contractor commits a breach of this Agreement, at which time this Agreement may be immediately terminated by the Company.

3.   Restrictions:
During the term of this Agreement and any renewals thereof, and for twelve (12) months after the expiration of the initial and renewal periods, Contractor agrees that neither it nor any of its personnel will provide or attempt to provide, directly or indirectly, any services to any competitor of the Company.

4.   Contractor Representations:
Contractor represents that all information provided by it including, but not limited to, the resume, interview and references are true, accurate and complete; the Contractor is not restricted by any employment or other contractor agreement; it has all the skills and training necessary to perform the services required by this Agreement; and Contractor has and maintains books and records which reflect items of income and expenses of its trade or business and offers its services to third parties.
Contractor makes these representations with the knowledge that the Company will rely on the representations. In addition to any other remedies the Company may have, it may terminate this Agreement in the event of any misstatement or misrepresentation.

5.   Payment Terms:
The Contractor will be paid by project and the work and the delivery date for each project will be agreed upon by both parties prior to starting work.  The work will be initiated by the Company issuing a Purchase Order which will indicate the project and its tasks, the cost and the delivery date.  Contractor will not charge for bugs discovered in the program (s) and /or website he developed for the agreed upon project and will have the responsability to fix them as soon as they are discovered.
Any delay regarding payment which passes the payment term (mutually agreed upon) will stop any activity by the Contractor.

6.   Expenses:
No travel, living, training, entertainment or other costs than Internet connection will be billed by or paid to Contractor unless otherwise agreed. Contractor shall provide its own tools, equipment or other materials to

7.   Confidential Information:
All information (pertaining to any of Company's inventions, designs, tools, equipment, unpublished written materials, plans, processes, costs, methods, systems, improvements, or other private or confidential materials) which is obtained by Contractor in the performance of Contractor's work and which is not publicly disclosed by Company shall be considered as confidential and proprietary to Company. The terms of Contractor's assignment including the Contractor's compensation and the assignment terms of other Company's employees and the scope of Contractor's work shall be considered confidential. Contractor shall not at any time during or after such employment, disclose such information nor the nature of the service which Contractor renders to Company, except to authorized representative of Company.

8.  Relationship of the Parties:
The parties to this Agreement agree that the relationship created by this Agreement is that of Company-Independent Contractor and that no employer/empoyee relationship by or between the Contractor and the Company is intended by any party.

9.   Contractor Employees:
It shall be the Contractor's responsibility to provide Worker's Compensation insurance and, if applicable, pay any premium "overtime" rate, for its employees who work on the project covered by this Agreement and to make required FICA, FUTA, income tax withholding or other payments related to such employees, and to provide Company with suitable evidence of the same whenever requested. In the event of any claims brought or threatened by any party against the Company related to the status, acts or omissions of Contractor or its personnel, Contractor agrees to cooperate in all reasonable respects , including to support the assertions of Contractor status made in this Agreement. Contractor further agrees to file all necessary income tax reports and forms on a timely basis and make all payments due to the appropriate taxing authority.

10.   Right to Supervise:
Contractor shall utilize his own independent judgment and discretion in the performance of the work without supervision or right to supervise or control as to the means and manner including time, location and sequencing of performance by the Company.

11.   Service to Others
Contractor may provide services to others during the term of this Agreement provided that it does not interfere with his obligations and performance hereunder.

12.   Risk of Loss:
Contractor hereby releases Company from any liability relating to representations about the task requirements or to the conditions under which the Contractor will be working. Contractor shall be solely responsible and liable for the services it provides hereunder and will not look to Company for any indemnification or sharing of risk in the performance of its duties or the resulting work product.

13.   Insurance:
Contractor agrees to indemnify and hold Company harmless from any and all liability or expense that Company may incur by reason of bodily injury to any person, or property damage, or both, caused in whole or in part by the acts of the Contractor, its agents, servants and employees while performing work or services pursuant to this Agreement, including reasonable attorney's fees.

14.   Cost of Suits:
If Company is successful in recovering damages or obtaining injunctive relief, Contractor agrees to be responsible for paying all of Company's expenses in seeking such relief, including all costs of bringing suit and all reasonable attorneys' fees.

15.   Entire Agreement:
This Agreement and any attachments or exhibits hereto represent the entire agreement and understanding of the parties and any modification thereof shall not be effective unless contained in writing signed by both parties. Any prior agreements have been merged into this Agreement.

16.   Severability:
Each provision of the Agreement shall be considered severable such that if any one provision of clause conflicts with existing or future applicable law, or may not be given full effect because such law, this shall not affect any other provision of the Agreement which can be given effect without the conflicting provision of clause.

17.   Right to Assign:
Contractor is to provide services through it personnel named in the Purchase Order, for whom it is responsible, and may not assign its rights under this Agreement or any Purchase Order and may not subcontract its obligations hereunder to others.

18.   Conflicts
To the extent that there may be any conflict between the terms of this agreement and any Purchase Order which may be given hereto, this Agreement shall take precedence.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the date first above written.

Approval:

California NewsTech Corporation                Attn: Stelian Marin
Marian Munz

By: /s/  Marian Munz                       By:  /s/  Stelian Marin

Title: President                      Title:  Contractor